EXHIBIT 10

          NIAGARA MOHAWK POWER CORPORATION

     OUTSIDE DIRECTOR DEFERRED STOCK UNIT PLAN

                 JANUARY 1, 1996













                                       AS AMENDED:

                                       MAY 14, 1998
                                       AUGUST 25, 1998


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                 NIAGARA MOHAWK POWER CORPORATION

            OUTSIDE DIRECTOR DEFERRED STOCK UNIT PLAN


ARTICLE 1.  ESTABLISHMENT, PURPOSE AND DURATION

1.1     Establishment of the Plan.  Niagara Mohawk Power Corporation
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        (hereinafter referred to as the  Company ), hereby establishes a plan to be known as the Niagara Mohawk Power Corporation Outside Director Deferred Stock Unit Plan (hereinafter referred to as the Plan ), as set forth in this document. The Plan provides for the granting of deferred stock units and dividend equivalent deferred stock units, as described in Article 3.

        The Plan was originally effective as of January 1, 1996 (hereinafter referred to as the Effective Date ). The Plan as amended and restated herein is effective as of August 25, 1998 and shall remain in effect until terminated as set forth hereunder.

1.2     Plan Purpose.  The Plan is intended to link the long-term compensation
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        of non-employee directors of the Company to the longer-term performance of the Company s stock through the payment of a portion of their compensation in deferred stock units, and permitting non-employee directors to elect to defer payment of additional compensation in deferred stock units, which become payable following the termination of the director s service on the Board of Directors of the Company (hereinafter referred to as the Board).


ARTICLE 2.  ADMINISTRATION

2.1     The Committee.  The Plan shall be administered by the Compensation and
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        Succession Committee of the Board.  The members of the Committee shall be appointed from time-to-time by, and shall serve at the discretion of, the Board.

2.2     Authority of the Committee.  The Committee shall have full power except
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        as limited by law, the Articles of Incorporation and the Bylaws of the
        Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the terms of deferred stock unit grants in a manner consistent with the Plan; to construe and interpret the Plan, or any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration;
        and (subject to the provisions of Article 10 herein) to amend the terms and conditions of any outstanding grant. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

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2.3     Decision Binding.  All determinations and decisions made by the
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        Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, participants in the Plan (hereinafter referred to as participants ) and their estates and beneficiaries.

2.4     Costs.  The Company shall pay all costs of administration of the Plan.
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ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

3.1     Eligibility.  All directors of the Company who are not employees of the
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        Company shall be eligible to participate in the Plan.

3.2     Participation.  Eligible directors who are credited with deferred stock
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        units (hereinafter referred to as DSUs ), as hereinafter provided in
        Article 4, will be regarded as Participants.


ARTICLE 4.  DEFERRED STOCK UNITS

4.1     Definition.  A DSU is equal in value to one share of the Company's
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        common stock and entitles the Participant to cash payments, following the termination of the Participant s Board service, in the manner elected by the Participant.

4.2     DSU Grants.
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(a)     Each eligible director, as of the business day immediately following the Annual Meeting of the Company s shareholders, shall receive an annual grant of DSUs on such business day equal to the result of dividing (i) $15,000 ($17,000 if the Participant is a Committee Chairperson) by (ii) the average of the daily opening and closing stock prices of one share of the Company s common stock as reported in the consolidated transaction reporting system (hereinafter referred to as Fair Market Value ) on the date of grant. Notwithstanding the foregoing, the annual grants of DSUs to an eligible director who has received, is receiving, or is entitled to receive benefits under the Company s Pension Plan or Supplemental Executive Retirement Plan (hereinafter referred to as a Former Employee Director ) shall be determined by substituting $5,000 for the dollar amounts in clause
        (i) of the preceding sentence.

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(b)     Each eligible director as of the Effective Date, other than a Former
        Employee Director, received a grant of DSUs on December 2, 1996 equal to the result of dividing (i) the present value of the Participant's retirement benefit as of the Effective Date under the Company's
        Outside Director Retirement Plan by (ii) the Fair Market Value on December 2, 1996. Notwithstanding the foregoing sentence, each such director who had attained age 60 as of the Effective Date was permitted to elect within 45 days after the date the Plan was adopted by the Board to have none or one-half of the present value of the Participant's retirement benefit converted to DSUs.

(c) Eligible directors may elect to defer payment of some portion of their annual retainer into DSUs of equivalent value at the time such election is approved by the Committee.

4.3     Dividend Equivalent Deferred Stock Units.  Each time a cash dividend is
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        declared on the Company s common stock,  Participants will be credited with dividend equivalent deferred stock units on each DSU they have in their DSU accounts. These cash dividend credits will be converted into dividend equivalent DSUs by dividing the total of such cash dividend credits by the Fair Market Value of one share of the Company s common stock on the date the dividend was paid. Dividend equivalent DSUs will also entitle the Participant to future dividend credits. In the case of stock dividends, the number of dividend equivalent DSUs credited on each stock dividend payment date shall be equal to the number of shares (including fractional shares) that would have been issued as a stock dividend in respect of the Participant's DSUs and dividend equivalent DSUs previously credited to the Participant, as if such DSUs were actual shares.

4.4     DSU Accounts.  A bookkeeping account will be established for each
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        Participant which shall be credited with all DSUs and dividend equivalent DSUs that have been granted or credited to the Participant in accordance with the terms of this Plan.


ARTICLE 5.  DSU PAYMENTS

The value of all DSU s credited to Participants accounts will be paid in cash upon their termination of service from the Board in the manner which they have elected, as provided below. Notwithstanding the foregoing, all DSUs will become payable in a lump sum in cash immediately upon a Change in Control as defined in Article 6, based on the Fair Market Value of one share of the Company's common stock on the date of the Change in Control.

In the event the Company enters bankruptcy before all DSUs have been paid to Participants, any outstanding DSUs credited to their accounts will not be paid until a period of six months following the date the Company, or any successor(s), emerges from bankruptcy. At that time, payment of unpaid DSUs will be made in accordance with the payment elections previously made by Participants.


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All Participants will receive payment following their termination of Board service as elected by the Participant, in a lump sum amount based on Fair Market Value of one share of the Company s common stock at the date of their termination, or in five annual installments. The first installment will be paid within 90 days following termination based on the stock price at time of termination, with the other installments paid on the first through fourth anniversaries of the Participant s date of termination from the Board. A Participant can change a payment election, provided it is made prior to the beginning of the year before the year of the Participant s termination of Board service. The Committee, may, however, accelerate the payment of any unpaid DSU installments if it deems this to be appropriate.

If a Participant dies prior to receiving payment of all DSUs credited to the Participant s account, all unpaid DSUs will be paid in cash to the Participant's designated beneficiary, or the Participant s estate if no beneficiary is designated or survives the Participant. Such payments will be based on the Fair Market Value of one share of the Company s common stock at the time of the Participant's death.


ARTICLE 6.  CHANGE IN CONTROL

"Change in Control" of the Company shall be deemed to have occurred as of the
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first day that any one or more of the following conditions shall have been satisfied:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act) (hereinafter referred to as a Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (hereinafter referred to as the Outstanding Shares)or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subparagraph (3) below are satisfied; or


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(2)     Individuals who, as of the Effective Date, constitute the Board (the
        "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
        Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 75 % of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation, of the Outstanding Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or


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(4)     Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition of the Outstanding Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company;

provided, however, that the implementation of the corporate restructuring contemplated by the Company's PowerChoice proposal filed with the New York Public Service Commission on October 6, 1995, or any substantially similar corporate restructuring (as determined by the Committee) shall not be deemed to be a "Change in Control".


ARTICLE 7.  BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any DSUs credited to the Participant's account under the Plan is to be paid in case of his death before he receives payment in full of such DSUs. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation or if no beneficiary survives the Participant, DSUs credited to the Participant's account remaining unpaid at the Participant's death shall be paid to the Participant's estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.


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ARTICLE 8.  TRANSFERABILITY OF DSUs

Notwithstanding the foregoing, the Committee may in its discretion authorize a Participant to transfer all or a portion of any DSUs credited to the Participant's account to the Participant's family members on such terms prescribed by the Committee. No DSUs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all DSUs granted to a Participant under the Plan shall be exercisable/payable during his or her lifetime only by or to such Participant or his or her legal representative, except as provided in this Article.


ARTICLE 9.  ADJUSTMENTS IN DSU CREDITS

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure affecting the Company s shares, adjustments shall be made in the number of DSUs credited to Participants accounts, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.


ARTICLE 10.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part. No such amendment, modification or termination shall adversely affect any DSUs previously credited to Participants accounts under the Plan, without the written consent of Participants, unless such Plan amendment, modification, or termination is required by applicable law.


ARTICLE 11.  SUCCESSORS

All obligations of the Company under the Plan, with respect to DSUs granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company .


ARTICLE 12. LEGAL CONSTRUCTION

12.1     Gender and Number.  Except where otherwise indicated by the context,
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         any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

12.2     Severability.  In the event any provision of the Plan shall be held
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         illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


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12.3     Requirements of Law.  The granting of DSUs under the Plan shall be
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         subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4     Governing Law.  To the extent not preempted by Federal law, the Plan,
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         and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to conflicts of law provisions.